UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 24, 2012

CIB Marine Bancshares, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	000-24149	37-1203599
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1930 West Bluemound Road, Suite D, Waukesha, Wisconsin		53186
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	262-695-6010

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

CIB Marine Bancshares, Inc. (the “Company”) held its annual meeting of shareholders on May 24, 2012 (the “Annual Meeting”). A total of 9,466,673 shares, or 52.22% of eligible voting shares were voted. At the meeting, shareholders voted to elect all three of the nominees proposed by the Company to serve on CIB Marine’s Board of Directors, and ratified the appointment of Crowe Horwath LLP, as CIB Marine’s independent registered public accounting firm for the fiscal year ended December 31, 2012. The voting results were as follows:

Proposal 1: Election of Directors

Director Elected	Votes For	Votes Withheld	Broker Non-Vote
Mark A. Elste	7,097,726	388,848	1,980,099
Charles D. Mires	7,099,726	386,848	1,980,099
Ronald E. Rhoads	7,101,121	385,453	1,980,099

Proposal 2: Ratification of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstain	Broker Non-Vote
9,088,651	249,529	208,493	—

Item 8.01 Other Events.

On May 24, 2012, CIB Marine Bancshares, Inc. filed a Form 15 with the Securities and Exchange Commission to deregister the Company’s common stock under Section 12(g)(4) of the Securities Exchange Act of 1934, as amended by the Jumpstart Our Business Startups Act (as amended, the “Exchange Act”). The Company expects the deregistration to be effective 90 days after the filing of the Form 15.

On May 25, 2012, the Company issued a shareholder letter announcing the voting results of its annual meeting of shareholders held on May 24, 2012, and the filing of a Form 15 with the SEC. A copy of the shareholder letter is attached as Exhibit 99.1 and incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIB Marine Bancshares, Inc.

May 25, 2012	By:	Charles J. Ponicki

Name: Charles J. Ponicki
Title: President & CEO

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Exhibit Index

Exhibit No.	Description

99.1	Shareholder letter dated May 25, 2012.